EDDIE BAUER HOLDINGS, INC. ANNOUNCES DATE OF

FOURTH QUARTER AND FISCAL YEAR 2008 CONFERENCE CALL

SEATTLE, WA, April 6, 2009 - Eddie Bauer Holdings, Inc. (NASDAQ: EBHI) today announced that it plans to host a conference call on Wednesday, April 8, 2009 at 10:00 a.m. PDT (1:00 p.m. EDT) to discuss the Company's financial results for the fourth quarter and fiscal year 2008.

  To access the live conference call, participants may dial 1-877- 874-1569 or 1-719- 325-4814.
  A simultaneous webcast will be available and can be accessed through the investors section of Eddie Bauer's website at: http://investors.eddiebauer.com/events.cfm
  Following the call, the recorded replay of the conference call may be accessed through the investors section of the Company's website. In addition, a telephonic replay will be available through April 15, 2009 by dialing 1-888-203-1112 or 1-719- 457-0820 and entering the code 9293654.

About Eddie Bauer

Established in 1920 in Seattle, Eddie Bauer is a specialty retailer that sells outerwear, apparel and accessories for the active outdoor lifestyle. The Eddie Bauer brand is a nationally recognized brand that stands for high quality, innovation, style and customer service. Eddie Bauer products are available at 370 stores throughout the United States and Canada, through catalog sales and online at www.eddiebauer.com. Eddie Bauer participates in a joint venture in Japan and has licensing agreements across a variety of product categories.

Contact: Marv Toland, Chief Financial Officer, 425-755-6226